UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: May 29, 2015

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 27, 2015, OurPet’s Company (“OurPet’s”), and its wholly owned subsidiaries, Virtu Company and SMP Company, Incorporated (the “Subsidiaries”) amended their revolving credit facility (the “Credit Facility”) with FirstMerit Bank, N.A., (the “Lender”) and replaced their current loan documents for the Credit Facility with the following: (a) Business Loan Agreement (Asset Based) among OurPet’s, the Subsidiaries and the Lender for a $5,000,000 revolving line of credit (the “Loan Agreement”); and (b) Promissory Note in the principal amount of $5,000,000 from OurPet’s and the Subsidiaries (the “Amended Note” and together with the Loan Agreement, the “Loan Documents”).

The Loan Agreement increased the eligible inventory in the borrowing base to a maximum of $2,500,000 from $2,000,000. The Amended Note extends the maturity date of the Credit Facility from June 30, 2016 to June 30, 2017. All other terms of the Credit Facility remain unchanged.

The foregoing description of the Loan Documents is not complete and is qualified in its entirety by reference to each of the Loan Documents, which are attached to this current report as Exhibits 10.01 and 10.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this current report on Form 8-K are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.01	Business Loan Agreement (Asset Based), dated May 27, 2015, between OurPet’s Company, Virtu Company, SMP Company, Incorporated, and FirstMerit Bank, N.A.

Exhibit 10.02	Promissory Note in the principal amount of $5,000,000, dated May 27, 2015, executed by OurPet’s Company, Virtu Company, and SMP Company, Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OurPet’s Company

By:	/s/ Scott R. Mendes
Name:	Scott R. Mendes
Title:	Chief Financial Officer and Treasurer

Dated: May 29, 2015